Exhibit 99.1

CHERRY HILL MORTGAGE INVESTMENT CORPORATION INTERNALIZES
MANAGEMENT, TERMINATES MANAGEMENT AGREEMENT AND CONCLUDES
STRATEGIC ALTERNATIVES REVIEW PROCESS

TINTON FALLS, NJ, November 14, 2024 – Cherry Hill Mortgage Investment Corporation (NYSE: CHMI) (the “Company”) today announced that the Company has commenced operations as a fully integrated, internally managed mortgage REIT and has terminated the management agreement with its external manager, Cherry Hill Mortgage Management, LLC (the “Manager”), effective as of November 14, 2024.

The management agreement was terminated upon the completion of an internalization event in which, among other things, the Company entered into employment arrangements with the Company’s senior management team and other personnel supporting the Company’s business.  No termination fee is payable to the Manager, and the Company will not pay management fees to the Manager from and after the effective date of termination of the management agreement.

“We are very pleased to have completed the internalization process and begin our evolution as a fully integrated mortgage REIT,” said Jay Lown, President and CEO of Cherry Hill Mortgage Investment Corporation. “As an internally managed REIT moving forward, we expect to reduce expenses and enhance our earnings profile, thereby better aligning management and the investment community. I want to thank our team for all of their relentless work to complete the process.”

Additional details regarding the employment arrangements for the Company’s senior management, termination of the management agreement and related matters will be contained in a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission by no later than November 20, 2024.

The Company also announced today that the special committee of the Board of Directors, which is comprised entirely of independent and disinterested directors, has concluded its previously announced review of strategic alternatives. Following a thorough review of strategic alternatives, the Board of Directors, based on the recommendation of the special committee, unanimously determined that it is in the best interests of the Company to continue to pursue management’s execution of the Company’s residential mortgage investment strategy as an internally managed company.

About Cherry Hill Mortgage Investment Corporation

Cherry Hill Mortgage Investment Corporation is a real estate finance company that acquires, invests in and manages residential mortgage assets in the United States. For additional information, visit www.chmireit.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that the Company anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. No assurance can be given that the Company will realize the intended benefits of the internalization.  Certain risks that may adversely impact the Company’s ability to realize the intended benefits of the internalization include: the inability to successfully retain the Company’s senior management team and other personnel supporting the Company’s business; unforeseen or higher than anticipated general and administrative expenses following the internalization; potential disruptions to the Company’s ordinary course operations, financing relationships and internal procedures; the diversion of management’s attention caused by the internalization and the process of transitioning from an externally managed to an internally managed company. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Contact:

Investor Relations
(877) 870 –7005
InvestorRelations@CHMIreit.com